Exhibit 2.2



                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
                 -----------------------------------------------


          This  Amendment No. 1 (this "Amendment")  to the Agreement and Plan of
                                       ---------
Merger dated  as of February  24, 1996 (the  "Agreement"), by and  among Springs
                                              ---------
Industries, Inc., a South Carolina  corporation ("Seller"), Fort Mill A  Inc., a
                                                  ------
Delaware  corporation  ("Fort  Mill"),  Vestar/CS  Holding  Company,  L.L.C.,  a
                         ----------
Delaware  limited  liability  company   ("Holdings"),  and  Clark-S  Acquisition
                                          --------
Corporation, a Delaware corporation ("Purchaser") is entered into by the parties
                                      ---------
to the Agreement as of April 16, 1996. Capitalized terms used but not defined herein have the respective meanings set forth in the Agreement.

          The parties to the Agreement desire to amend the Agreement in accordance with Section 9.03 thereof in the manner specified below.

          The parties hereto agree as follows:

          1. Section 9.01 of the Agreement is hereby amended by adding the following terms in the appropriate alphabetical order:

               "'CS  Holdings'  means   Clark-Schwebel  Holdings,  Inc.,  a
                 ------------
     Delaware corporation."

               "'CS  Finance'  means  CS Finance  of  Delaware,  a Delaware
                 -----------
     corporation."

               "'Gibraltar'  means Gibraltar  P.R.,  Inc.,  a  Puerto  Rico
                 ---------
     corporation."

               "'Gibraltar Receivable' means the obligation of Gibraltar to
                 --------------------
     the Company for payment in respect of merchandise sold by the Company to Gibraltar, the outstanding balance of which was $3,264,135.89 as of March 31, 1996."

          2. Section 2.05 of the Disclosure Schedule (Financial Statements) is hereby amended by adding the following disclosure:

               "The attached Draft Audited Financials of Fort Mill as of December 31, 1995 do not reflect any write-down and/or write-off of the Gibraltar Receivable."

          3. Holdings hereby consents to the assignment of the Gibraltar Receivable from the Company to Seller, and Seller hereby acknowledges and agrees that the Gibraltar Receivable will be excluded from the Closing Date Working Capital Statement.

          4.   Section 8.01(a) of the Agreement is hereby amended by:

          (a)  deleting the  word "and" following  the semi-colon at the  end of
Section 8.01(a)(vi);

          (b) deleting the period at the end of Section 8.01(a)(vii) and substituting a semicolon and the word "and" in its place; and

          (c) adding a new Section 8.01(a)(viii) to read in its entirety as follows:

               "(viii) any liability or obligation arising under U.S. Bankruptcy Code Section 547, 548, 549 or 550 (or any similar state or common law) to disgorge or repay to any party, including, without limitation, Gibraltar or any receiver, conservator or trustee in bankruptcy, any amounts paid to the Company, Seller or any of their respective affiliates prior to the Closing by Gibraltar in respect of merchandise sold to Gibraltar by the Company."

          5. Section 8.01(c) of the Agreement is hereby amended by deleting the second sentence of Section 8.01(c) and substituting in its place the following sentence:

               "Anything to the contrary contained herein notwithstanding, the Purchaser Indemnitees shall not be entitled to recover from Seller pursuant to Section 8.01(a)(i) or 8.01(a)(viii) of this Agreement
     (1) unless each claim for Damages pursuant to either of such Sections resulting from a single event, inaccuracy or breach is for Damages that Purchaser would be entitled to be indemnified for hereunder but for the limitations contained in this sentence equal to or in excess of $100,000 (the "Minimum Claim Amount"); provided that for purposes of this clause (1) all claims for Damages arising out of the same facts or events resulting in such event, inaccuracy or breach shall be treated as a single claim, and (2) unless and until the total of all claims for Damages pursuant to either of such Sections that satisfy the Minimum Claim Amount exceeds $1,500,000 (the "Basket") and then, once the Basket has been exceeded, the Purchaser Indemnitees shall be entitled to recover from Seller the amount by which all such claims included in the Basket exceed in the aggregate $1,500,000; provided, however, that the preceding limitations shall not apply to claims for Damages with respect to any inaccuracy or breach of any representations and warranties set forth in Sections 2.02, 2.03, 2.04, 2.06, 2.13 (to the extent relating to income Taxes), 2.20 or 2.22 of this Agreement or claims for Damages under clauses (ii), (iii), (iv),
     (v), (vi) or (vii) of Section 8.01(a), regardless of whether such indemnity obligations relate to matters covered by representations and warranties that are subject to the limitations expressed in this sentence."

          6. Section 3.06 of the Agreement is hereby amended to read in its entirety as follows:

          3.06 Business of Holdings, CS Holdings, Purchaser and CS Finance.
               -----------------------------------------------------------
     Prior to the Effective Time, or, if Purchaser makes the Cash Election pursuant to Section 1.05, immediately prior to the Closing, (a) Holdings will not own directly or indirectly, or have any investment in any of the capital stock of, or have any similar ownership interest in, any Person other than CS Holdings, Purchaser or CS Finance; (b) CS Holdings will not own directly or indirectly, or have any investment in any of the capital stock of, or have any similar ownership interest in, any Person  other than Purchaser or CS Finance; (c) Purchaser will not own directly or indirectly, or have any investment in any of the capital stock of, or have any similar ownership interest in, any Person other than CS Finance; and (d) CS Finance will not own directly or indirectly, or have any investment in any of the capital stock of, or have
     any similar  ownership interest in, any Person.   Prior to the date hereof,
     none of Holdings, CS Holdings, Purchaser or CS Finance have incurred any Indebtedness.

          7. Section 6.26 of the Disclosure Schedule is hereby amended by adding the disclosure attached hereto as Schedule I.

          8. The parties hereto agree that the pieces, parcels and tracts of land set forth in Section 6.26 of the Disclosure Schedule (the "Transferred Real
                                                                ----------------
Estate") shall  be included for all purposes of  the Agreement as Owned Property
- ------
and otherwise as property and assets of the Company owned by the Company prior to the Closing and that all representations and warranties made by Seller with respect to the Transferred Real Estate shall be deemed to be made as if the Company, and not Seller, owned such property prior to the date of the Agreement (so that, for example, undisclosed environmental liabilities in respect of the Transferred Real Estate would constitute a breach of the representation set forth in Section 2.17 of the Agreement).

          9. The parties hereto acknowledge that the Seller made a wire transfer to pay payroll-related taxes on behalf of the Company in the amount of $153,290 on April 16,1996.

          10.  Each of  Section 1.05(a) of  the Agreement and the  definition of
"Cash  Purchase  Price"  in  Section  9.01  of  the  Agreement   is  amended  by
substituting the number $192,903,290 for the number $192,750,000.

          11. Exhibit 1.06(a)(1) of the Agreement is amended by adding the following line item as an adjustment: "subtract $153,290."

          12. Page 5 of Exhibit 1.06(a)(2) to the Agreement is amended by adding in the amounts to be excluded under the heading "Exclude": "Subtract the amount of $153,290."

          13. Except to the extent expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

          14. This Amendment may be executed in separate counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

          15. This Agreement shall be construed under and governed by the laws of the State of New York without regard to the conflicts of laws provisions thereof.

          16. The language used in this Amendment will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

                            *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement and Plan of Merger as of the date first above written.



                                        SPRINGS INDUSTRIES, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        FORT MILL A INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        CLARK-S ACQUISITION CORPORATION


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        VESTAR/CS HOLDING COMPANY, L.L.C.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                   SCHEDULE I
                                   ----------

                           BALLFIELD LEGAL DESCRIPTION
                           ---------------------------


All that certain piece, parcel or tract of land situate, lying and being in the county of Anderson, State of South Carolina, Varennes Township, and in School District No. 5, containing 6.909 acres as shown on a plat of same made by R .D. Garrison, RLS #3972, dated December 16, 1994, being more particularly described as follows: BEGINNING at an iron pin corner on Lewis Street, said corner being common with Lot No. 298 and running thence S 38-42-41 E 474.57 feet to an iron pin corner; thence S 02-36-00 W 202.86 feet to an iron pin; thence North 78-50-00 W 817.50 feet to an iron pin corner; thence North 18-41-00 East 498.63 feet to an iron pin corner; thence South 60-25-11 East 48.60 feet to an iron pin; thence South 50-03-11 East 48.50 feet to an iron pin; thence South 42-50-11 East
189.10 feet to an iron pin corner; thence North 47-09-49 East 200.00 feet to the beginning corner.